                                                                   Exhibit 10.13


              AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT
              ---------------------------------------------------

          This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of April 27, 2001, is entered into by and among WAM!NET INC., a Minnesota corporation ("Parent"), each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), each of the financial institutions signatories hereto (such financial institutions, together with their respective successors and assigns, each a "Lender" and collectively, the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders (in such capacity, the "Agent").

          WHEREAS, the Borrowers have requested the Lender Group to amend certain terms of that certain Loan and Security Agreement, dated as of February 13, 2001, by and among the Borrowers, the Lenders, and Agent (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), and the Lender Group is willing to amend the Loan Agreement subject to the terms and conditions of this Amendment. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.   Amendments.

     (a)  Section 1.1 of the Loan Agreement is hereby amended by adding the
          -----------
following definitions in alphabetical order:

          "First Amendment Closing Date" means the date that all conditions set
           ----------------------------
forth in Section 3 of this Amendment have been satisfied.
         ---------

          "Term A Loan" has the meaning set forth in Section 2.13.
           -----------                               ------------

          "Term A Loan Amount" means $2,400,000.
           ------------------

          "Term A Loan Commitment" means, with respect to each Term A Lender,
           ----------------------
its Term A Loan Commitment, and, with respect to all Term A Lenders, their Term A Loan Commitments, in each case as such Dollar amounts are set forth beside such Term A Lender's name under the applicable heading on Schedule C-1 or on the
                                                          ------------
signature page of the Assignment and Acceptance pursuant to which such Term A Lender became a Term A Lender hereunder in accordance with the provisions of
Section 14.1.
------------

          "Term A Loan Lender" means each Lender that has issued a Term A Loan
           ------------------
Commitment.

          "Term A Loan Rate" means a rate per annum equal to 12.00 %.
           ----------------

     (b) Section 1.1 of the Loan Agreement is hereby amended by amending and
         -----------
restating the following definitions in their respective entirety as follows:

          "Commitment" means, with respect to each Lender, its Revolver
           ----------
Commitment or Term A Loan Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or Term A Loan Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature
                                              ------------
page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                                      ------------

          "Obligations" means all loans (including the Term A Loan), Advances,
           -----------
debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "Pro Rata Share" means, as of any date of determination:
           --------------

          (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto,
(x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

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and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

          (c) with respect to a Lender's obligation to make the Term A Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term A Loan, the percentage obtained by dividing (x) such Lender's Term A Loan Commitment, by (y) the aggregate amount of all Lenders' Term A Loan Commitments, and (ii) from and after the making of the Term A Loan, the percentage obtained by dividing (x) the principal amount of such Lender's portion of the Term A Loan Amount by (y) the Term A Loan Amount, and

          (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the
                                                         ------------
percentage obtained by dividing (i) such Lender's Revolver Commitment plus the unpaid principal amount of such Lender's portion of the Term A Loan Amount, by
(ii) the aggregate amount of Revolver Commitments of all Lenders plus the Term A Loan Amount; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances plus the unpaid principal amount of such Lender's portion of the Term A Loan Amount by
(B) the principal amount of all outstanding Advances plus the Term A Loan
Amount.

     (c) Section 2.4(b)(i) of the Loan Agreement hereby is amended and restated
         -----------------
in its entirety to read as follows:

          (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account and Term A Loan Lender's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                 A.  first, to pay any Lender Group Expenses then due to Agent
                     -----
under the Loan Documents, until paid in full,

                 B.  second, to pay any Lender Group Expenses then due to the
                     ------
Lenders under the Loan Documents, on a ratable basis, until paid in full,

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                 C.  third, to pay any fees then due to Agent (for its separate
                     -----
accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

                 D.  fourth, to pay any fees then due to any or all of the
                     ------
Lenders (after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                 E.  fifth, to pay interest due in respect of all Agent
                     -----
Advances, until paid in full,

                 F.  sixth, ratably to pay interest due in respect of the
                     -----
Advances (other than Agent Advances), and the Swing Loans, until paid in full,

                 G.  seventh, so long as no Event of Default has occurred and is
                     -------
continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay interest due in respect of the Term A Loan until paid in full (if an Event of Default has occurred or is continuing, the priority of the payment of interest on the Term A Loan Amount, is deferred to item "twelfth" below),

                 H.  eighth, to pay the principal of all Agent Advances until
                     ------
paid in full,

                 I.  ninth, to pay the principal of all Swing Loans until paid
                     -----
in full,

                 J.  tenth, to pay the principal of all Advances until paid in
                     -----
full,

                 K.  eleventh, if an Event of Default has occurred and is
                     --------
continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                 L.  twelfth, if an Event of Default has occurred and is
                     -------
continuing, to pay interest due in respect of the Term A Loan until paid in full,

                 M.  thirteenth, if an Event of Default has occurred and is
                     ----------
continuing, to pay the outstanding principal balance of the Term A Loan until the Term A Loan is paid in full,

                 N.  fourteenth, to pay any other Obligations (other than Bank
                     ----------
Products) until paid in full,

                 O.  fifteenth, to the payment of any amounts relating to Bank
                     ---------
Products, and

                 P.  sixteenth, to Borrowers (to be wired to the Designated
                     ---------
Account) or such other Person entitled thereto under applicable law.

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     (d) Section 2.6(a) of the Loan Agreement hereby is amended and restated in
         --------------
its entirety to read as follows:

         (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is a Term A Loan, at a per annum rate equal to the Term A Loan Rate, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

     (e) Section 2.9 of the Loan Agreement is amended and restated in its
         -----------
entirety to read as follows:

         2.9   Designated Account. Agent is authorized to make the Advances and
               ------------------
the Term A Loan, and Issuing Lender is authorized to issue Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6 (d). Administrative Borrower agrees to establish and
            ---------------
maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and Term A Loan requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, Swing Loan or Term A Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     (f) Section 2.10 of the Loan Agreement is amended and restated in its
         ------------
entirety to read as follows:

         2.10  Maintenance of Loan Account; Statements of Obligations. Agent
               ------------------------------------------------------
shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances (including Agent Advances and Swing Loans) and the Term A Loan made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the
                                                            -----------
Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     (g) Section 2.13 of the Loan Agreement hereby is amended and restated in
         ------------
its entirety to read as follows:

         2.13  Term A Loan.  Subject to the terms and conditions of this
               -----------
Agreement, on the First Amendment Closing Date Lender agrees to make a term loan (the "Term A Loan") to Borrower in an amount equal to the Term A Loan Amount.
      -----------
The outstanding unpaid principal balance and all accrued and unpaid interest under the Term A Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term A Loan shall constitute Obligations.

     (h) Schedule C-1 hereby is amended and restated in its entirety to read as
         ------------
set forth in Annex I attached hereto.


2. Acknowledgement of the Obligations. Borrowers acknowledge that, as of April 26, 2001, Borrowers owe Lenders $13,924,086.82 in principal plus accrued and unpaid interest. The total amount of the Obligations, including without limitation principal, interest and fees and reasonable expenses of Lenders' counsel, is by the execution of this Amendment by Borrowers, ratified, confirmed and approved by Borrowers in all respects. Borrowers acknowledge and agree that
(a) the Obligations are valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, and (b) Borrowers are presently obligated to pay these amounts and all of their other existing Obligations in accordance with the terms of the Loan Documents, all without any further demand, notice or claim. In addition, Borrowers acknowledge and agree with Lenders that (x) Borrowers have no known claim or cause of action against Lenders (or Lenders' directors, officers, employees, agents, affiliates or attorneys), (y) Borrowers have no known offset right, counterclaim or defense of any kind against any Obligations, and (z) Lenders have heretofore properly performed and satisfied in a timely manner all of Lenders' obligations to Borrowers.

3. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

     (a) Agent shall have received on or before the First Amendment Closing Date the following, each in form and substance satisfactory to Agent (and, where indicated, the applicable Lender) and, unless indicated otherwise, dated as of the First Amendment Closing Date:

         (i) counterparts of this Amendment, duly executed by the Borrowers and Lender Group; and

         (ii) such other agreements, instruments, approvals, opinions and other documents as Agent or any Lender may reasonably request.

     (b) Agent shall have received from the Borrowers, for the ratable benefit of the Term A Lenders, an amendment fee in the amount of $400,000, which amendment fee shall be fully earned as of the date of this Amendment;

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     (c) The several counsel to the members of the Lender Group shall have received payment, in immediately available funds, of all accrued and unpaid attorneys fees and expenses constituting Lender Group Expenses incurred in connection with this Amendment and the transactions contemplated hereunder or reasonably ancillary hereto;

     (d) The representations and warranties in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (e) No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

     (f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrowers or the Lender Group; and

     (g) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent and its counsel.

4. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within its corporate or other organizational powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute such Borrower's legal, valid, and binding obligation, enforceable against such Borrower in accordance with its terms.

5. Further Assurances. Borrowers shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time fully to consummate the transactions contemplated under this Amendment and the Loan Agreement, as amended by this Amendment.

6.   Miscellaneous.

     (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Agreement as amended by this Amendment.

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     (c) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     (d) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

     (e) This Amendment is a Loan Document.

               [Remainder of this page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                 WAM!NET INC., a
                                 Minnesota corporation

                                 By: ____________________________________
                                 Title: _________________________________

                                 WAM!NET GOVERNMENT SERVICES, INC.,
                                 a Minnesota corporation

                                 By: ____________________________________
                                 Title: _________________________________

                                 WAM!NET PROFESSIONAL SERVICES LLC,
                                 a Minnesota limited liability company

                                 By: _____________________________________
                                 Title: __________________________________

                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation, as Agent and
                                 as a Lender

                                 By: _____________________________________
                                 Title: __________________________________

                                 ABLECO FINANCE LLC,
                                 a Delaware limited liability company (for itself and as agent for certain of its affiliates)

                                 By: _____________________________________
                                 Title: __________________________________

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                                    ANNEX I

                                 Schedule C-1
                                 ------------

                                  Commitments


       Lender                            Revolver Commitment        Term A Loan Commitment        Total Commitment
==================================================================================================================
Foothill Capital Corporation                 $15,000,000                   $        0                 $15,000,000
==================================================================================================================
Abelco Finance LLC                           $15,000,000                   $2,400,000                 $17,400,000
==================================================================================================================
All Lenders                                  $30,000,000                   $2,400,000                 $32,400,000
==================================================================================================================